UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 12, 2021

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition.

On August 12, 2021, Seer, Inc. (the “Company”) issued a press release (the “Press Release”) announcing results for the quarter ended June 30, 2021. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated August 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

August 12, 2021	[/s/ David Horn]
David Horn
Chief Financial Officer

Ex. 99.1

Seer Reports Second Quarter 2021 Financial Results
Expanded installed base and booked initial revenue for Proteograph Product Suite

REDWOOD CITY, Calif. Aug 12, 2021 – Seer, Inc. (Nasdaq: SEER), a life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the second quarter ended June 30, 2021.

“I am incredibly proud of our team and the strides we are making to transform proteomics and empower the scientific community,” said Omid Farokhzad, Chair and Chief Executive Officer. “The performance of the Proteograph Product Suite in customers’ hands has exceeded our expectations, and I am excited about the early data they are generating. This strong progress further substantiates our belief that Seer’s technology will open up a new gateway to the proteome and advance our understanding of biology.”

Recent Highlights
•Shipped and installed the Proteograph Product Suite to additional sites, including the first international customer
•Booked initial revenue for the Proteograph Product Suite
•Made strong progress in the Limited Release phase of commercialization; on track to achieve a high single digit number of Limited Release customers in 2021
•Continued to see momentum in the market with early customers excited by their data, submitting abstracts, preparing for peer-reviewed publications, and securing funding for larger studies
•Accelerated entry into the Chinese market through a new distribution partnership with Enlight Medical

Second Quarter 2021 Financial Results
Revenue was $1.3 million for the three months ended June 30, 2021, as compared to $71,000 for the three months ended June 30, 2020. The increase was the result of commencement of sales of our Proteograph Product Suite and services performed for PrognomIQ. Product revenue was $837,000, related party revenue was $380,000, and grant revenue was $117,000.

Gross profit, inclusive of grant revenue, was $748,000 and gross margin was 56% for the second quarter of 2021.

Operating expenses were $17.4 million for the second quarter of 2021, as compared to $6.4 million for the corresponding prior year period. The increase in expenses was driven by increased compensation, benefit and stock-based compensation expense associated with an increase in personnel, and an increase in costs associated with becoming a publicly traded company.

Net loss was $16.6 million for the second quarter of 2021, as compared to $6.1 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $518 million as of June 30, 2021.

Webcast Information
Seer will host a conference call to discuss the second quarter 2021 financial results on Thursday, August 12, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer
Seer is a life sciences company developing transformative products that open up a new gateway to the proteome. Seer is commercializing its Proteograph Product Suite, an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy-to-use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be adopted by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding our timing and ability to enable unbiased, deep and rapid proteomics available at scale, the number of Limited Release customers achieved in 2021, and plans to enter the China market. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC on August 12, 2021, and other documents the Company subsequently files with the SEC from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Carrie Mendivil
investor@seer.bio

Media Contact:
Karen Possemato
pr@seer.bio

Seer, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue:
Product	$837	$—	$837	$—
Related party	380	—	380	—
Grant	117	71	179	248
Total revenue	1,334	71	1,396	248
Cost of revenue:
Product	504	—	504	—
Related party	82	—	82	—
Total cost of revenue	586	—	586	—
Gross profit	748	71	810	248
Operating expenses:
Research and development	6,935	4,536	13,162	8,758
Selling, general and administrative	10,484	1,902	20,816	3,682
Total operating expenses	17,419	6,438	33,978	12,440
Loss from operations	(16,671)	(6,367)	(33,168)	(12,192)
Other income (expense):
Interest income	55	250	123	582
Total other income (expense)	55	250	123	582
Net loss	$(16,616)	$(6,117)	$(33,045)	$(11,610)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	(62)	(255)	(88)	278
Comprehensive loss	$(16,678)	$(6,372)	$(33,133)	$(11,332)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.63)	$(0.55)	$(1.25)
Weighted-average common shares outstanding, basic and diluted	60,841,657	9,718,393	60,367,433	9,320,520

Seer, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,		December 31,
	2021		2020

ASSETS
Current assets:
Cash and cash equivalents	$370,675	$	$333,585
Investments	147,098		98,278
Accounts receivable, net	896		—
Related party receivables	439		99
Other receivables	340		163
Inventory	2,670		551
Prepaid expenses and other current assets	3,208		452
Total current assets	525,326		433,128
Property and equipment, net	10,776		8,441
Restricted cash	524		343
Other assets	423		407
Total assets	$537,049	$	$442,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,602	$	$2,115
Accrued expenses	5,590		5,147
Accrued research and development	490		396
Deferred revenue	445		250
Deferred rent, current	228		186
Total current liabilities	8,355		8,094
Deferred rent, net of current portion	2,248		1,899
Other noncurrent liabilities	402		717
Total liabilities	11,005		10,710
Commitments
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of June 30, 2021 and December 31, 2020; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively;	—		—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 56,722,925 and 53,395,319 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively;	1		1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 4,700,338 and 5,865,732 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively;	—		—
Additional paid-in capital	614,483		486,915
Accumulated other comprehensive income (loss)	(34)		54
Accumulated deficit	(88,406)		(55,361)
Total stockholders’ equity	526,044		431,609
Total liabilities and stockholders’ equity	$537,049	$	$442,319